Exhibit(e)(11)

Appendix A

Amended and Restated as of June 1, 2015

Name of Fund
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Dividend Strategy Fund
ClearBridge Energy MLP & Infrastructure Fund
ClearBridge International Small Cap Fund
ClearBridge International Value Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Core Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Sustainability Leaders Fund
ClearBridge Tactical Dividend Income Fund
Permal Alternative Core Fund
Permal Alternative Select Fund
QS Batterymarch Global Dividend Fund
QS Batterymarch Global Equity Fund
QS Batterymarch International Dividend Fund
QS Batterymarch S&P 500 Index Fund

Name of Fund
QS Batterymarch U.S. Large Cap Equity Fund
QS Legg Mason Conservative Growth Fund
QS Legg Mason Defensive Growth Fund
QS Legg Mason Dynamic Multi-Strategy Fund
QS Legg Mason Growth Fund
QS Legg Mason Moderate Growth Fund